Exhibit 8.2

Vedder Price	T +1 312 609 7500
222 North LaSalle Street	F +1 312 609 5005
Chicago, Illinois 60601	vedder.com

April 15, 2026

Signature Bancorporation, Inc. 9450 W. Bryn Mawr, Suite 300 Rosemont, Illinois 60018

Ladies and Gentlemen:

We have acted as special counsel to Signature Bancorporation, Inc., an Illinois corporation (“Signature”), in connection with (i) the merger of Esquire Merger Sub, Inc., a Maryland corporation (“Merger Sub”), and wholly-owned subsidiary of Esquire Financial Holdings, Inc., a Maryland corporation (“Esquire”), with and into Signature with Signature as the surviving entity and a wholly-owned subsidiary of Esquire (the “Merger”), pursuant to the Agreement and Plan of Merger dated as of March 11, 2026 by and among Esquire, Merger Sub and Signature (the “Merger Agreement”) and (ii) immediately thereafter, the merger of Signature with and into Esquire with Esquire surviving (the “Second Step Merger,” and together with the Merger, the “Mergers”) pursuant to the Merger Agreement. At your request, and in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-4, including the joint proxy statement/prospectus contained therein, as amended or supplemented through the date hereof, relating to the Mergers (the “Registration Statement”), we are rendering this opinion.

In rendering this opinion, we have examined the Merger Agreement and the Registration Statement and have reviewed such other agreements, documents and corporate records that have been made available to us and such other materials as we have deemed relevant for purposes of this opinion. In such review and examination, we have assumed due authorization and execution of all documents, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as electronic or photostatic copies and the authenticity of the originals of such copies. You have not requested that we undertake, and we have not undertaken, any independent investigation of the accuracy of the facts, representations and assumptions set forth or referred to herein. For purposes of this opinion, we have assumed, with your permission, (i) that the Mergers will be consummated in the manner described in Merger Agreement and the Registration Statement, and (ii) the statements concerning the Mergers set forth in the Merger Agreement and the Registration Statement are true and complete and will remain true and complete at all times up to and including the Effective Time (as defined in the Merger Agreement). We have also assumed that the parties have complied with, and will continue to comply with, the obligations, covenants and agreements contained in the Merger Agreement. If any of the above described assumptions or conditions are untrue or inaccurate for any reason, our opinions as expressed below may be adversely affected.

We have participated in the preparation of the discussion set forth in the section entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” in the Registration Statement. Based on the foregoing and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, it is our opinion that such discussion of those consequences, insofar as it summarizes United States federal income tax law, is accurate in all material respects.

Vedder Price P.C. is affiliated with Vedder Price LLP, which operates in England and Wales, Vedder Price (CA), LLP, which operates in California,
Vedder Price Pte. Ltd., which operates in Singapore, and Vedder Price (FL) LLP, which operates in Florida.

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Signature Bancorporation, Inc.
April 15, 2026

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to any reference to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, /s/ vedder price, pc Vedder price, pc